UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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FIRST KEYSTONE CORPORATION
(Exact name of registrant as specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

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First Keystone Corporation
111 West Front Street
Berwick, Pennsylvania 18603

March 23, 2015

Dear Fellow Shareholders of First Keystone Corporation:

It is my pleasure to invite you to attend the 2015 Annual Meeting of Shareholders of First Keystone Corporation (the “Corporation”) to be held on Tuesday, May 5, 2015, at 10:00 a.m., Eastern Daylight Time. The Annual Meeting this year will be held at the McBride Memorial Library, Community Room, 500 Market Street, Berwick, Pennsylvania 18603.

The Notice of the Annual Meeting and the Proxy Statement on the following pages address the formal business of the meeting. The formal business schedule includes:

•	The election of 3 Class A Directors;
•	The ratification of the selection of BDO USA, LLP, as the independent registered public accounting firm for the Corporation for the fiscal year ending December 31, 2015; and
•	Other business which might come before the meeting.

At the meeting, members of the Corporation’s management will review the Corporation’s operations during the past year and will be available to respond to questions.

We strongly encourage you to vote your shares, whether or not you plan to attend the meeting. It is very important that you sign, date and return your proxy card as soon as possible. The execution and delivery of your proxy does not affect your right to vote in person if you attend the meeting. You may revoke your proxy any time prior to its exercise, and you may attend the meeting and vote in person, even if you have previously returned your proxy.

Thank you for your continued support. I look forward to seeing you at the Annual Meeting if you are able to attend.

Sincerely, Matthew P. Prosseda President and Chief Executive Officer

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FIRST KEYSTONE CORPORATION

  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 5, 2015

TO THE SHAREHOLDERS OF FIRST KEYSTONE CORPORATION:

Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of First Keystone Corporation (the “Corporation”) will be held at 10:00 a.m., Eastern Daylight Time, on Tuesday, May 5, 2015, at the McBride Memorial Library, Community Room, 500 Market Street, Berwick, Pennsylvania 18603, for the following purposes:

1.        To elect 3 Class A Directors to serve for a three-year term and until their successors are properly elected and qualified;

2.        To ratify the selection of BDO USA, LLP as the independent registered public accounting firm for the Corporation for the fiscal year ending December 31, 2015; and

3.        To transact any other business as may properly come before the Annual Meeting and any adjournment or postponement of the meeting.

In accordance with the bylaws of the Corporation and action of the Board of Directors, the Corporation is giving notice of the Annual Meeting only to those shareholders on the Corporation’s records as of the close of business on March 10, 2015, and only those shareholders may vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting.

A copy of the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 may be obtained, at no cost, by contacting Cheryl Wynings, Investor Relations, First Keystone Corporation, 111 West Front Street, P.O. Box 289, Berwick, PA 18603, telephone: (570) 752-3671, extension 1175.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders to be Held on May 5, 2015:

The 2015 Proxy Statement, the proxy card, the Notice of Annual Meeting of Shareholders and the 2014 Annual Report on Form 10-K are also available at: www.fkyscorp.com.

Whether or not you expect to attend the Annual Meeting in person, we ask you to complete, sign, date and promptly return your proxy card. By so doing, you will ensure your proper representation at the meeting. The prompt return of your signed proxy card will also save the Corporation the expense of additional proxy solicitation. The execution and delivery of your proxy card does not affect your right to vote in person if you attend the meeting.

By Order of the Board of Directors, Matthew P. Prosseda President and Chief Executive Officer

Berwick, Pennsylvania

March 23, 2015

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS

OF FIRST KEYSTONE CORPORATION TO BE HELD ON MAY 5, 2015

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS

OF FIRST KEYSTONE CORPORATION TO BE HELD ON MAY 5, 2015

GENERAL INFORMATION

Introduction, Date, Time and Place of Annual Meeting

First Keystone Corporation (the “Corporation”), a Pennsylvania business corporation and registered bank holding company, furnishes this Proxy Statement in connection with the solicitation, by its Board of Directors, of proxies to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) and at any adjournment or postponement of the Annual Meeting. The Corporation will hold the meeting on Tuesday, May 5, 2015, at 10:00 a.m., Eastern Daylight Time, at the McBride Memorial Library, Community Room, 500 Market Street, Berwick, Pennsylvania 18603.

The principal executive office of the Corporation is located at First Keystone Community Bank (the “Bank”), 111 West Front Street, Berwick, P.O. Box 289, Pennsylvania 18603. The Bank is the sole, wholly-owned subsidiary of the Corporation. The telephone number for the Corporation and the Bank is (570) 752-3671. All inquiries should be directed to Matthew P. Prosseda, President and Chief Executive Officer of the Corporation and the Bank.

When we say “we”, “us”, “our” or the “Company”, we mean the Corporation on a consolidated basis with the Bank.

Solicitation and Voting of Proxies

By properly completing and returning your proxy card, a shareholder is appointing the proxy holders to vote his or her shares as the shareholder specifies on the proxy. If a shareholder signs the proxy but does not make any selection, the proxy holders will vote the proxy:

•	FOR the election of the nominees for Class A Directors named in this Proxy Statement; and

•	FOR the ratification of the selection of BDO USA, LLP as the independent registered public accounting firm for the Corporation for the year ending December 31, 2015.

Although the Board of Directors (the “Board”) knows of no other business to be presented at the Annual Meeting, in the event that any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board.

The execution and return of your proxy card will not affect your right to attend the Annual Meeting and vote in person.

The Corporation will pay the cost of preparing, assembling, printing, mailing and soliciting proxies and any additional material that the Corporation may furnish shareholders in connection with the Annual Meeting. In addition to the use of the mail, directors, officers and employees of the Corporation and the Bank may solicit proxies personally, by telephone, or other electronic means. The Corporation will not pay any additional compensation for the solicitation. The Corporation will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners and will reimburse them for their reasonable forwarding expenses.

Revocability of Proxy

A shareholder who returns a proxy may revoke the proxy at any time before it is voted only:

•	By executing a later-dated proxy; or
•	By attending the Annual Meeting and voting in person.

Voting Securities, Record Date and Quorum

At the close of business on March 10, 2015, the Corporation had 5,567,872 shares of common stock outstanding, par value $2.00 per share. Our common stock is the Corporation’s only issued and outstanding class of stock. The Corporation also had 234,649 shares held in treasury, as issued but not outstanding shares on that date. The Corporation’s Articles of Incorporation authorize the issuance of up to 20,000,000 shares of common stock and 1,000,000 shares of preferred stock. No shares of preferred stock are issued or outstanding.

Only shareholders of record as of the close of business on March 10, 2015, may vote at the Annual Meeting. Cumulative voting rights do not exist with respect to the election of directors. On all matters to come before the Annual Meeting, each shareholder is entitled to one vote for each share of common stock held on the record date.

Pennsylvania law and the bylaws of the Corporation require the presence of a quorum for each matter that shareholders will vote on at the Annual Meeting. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast constitutes a quorum for the transaction of business at the Annual Meeting. The Corporation will count votes withheld and abstentions in determining the presence of a quorum for a particular matter. The Corporation will not count broker non-votes in determining the presence of a quorum for a particular matter. A broker non-vote occurs when a broker nominee, holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner. Those shareholders present, in person or by proxy, may adjourn the meeting to another time and place if a quorum is lacking.

Vote Required for Approval of Proposals

Assuming the presence of a quorum, the 3 nominees for director receiving the highest number of votes cast by shareholders will be elected. Votes withheld from a nominee and broker non-votes will not be cast for the nominee.

Assuming the presence of a quorum, ratification of the selection of BDO USA, LLP requires the affirmative vote of a majority of all votes cast by shareholders, in person or by proxy, on the matter. Abstentions and broker non-votes are not votes cast and do not count either for or against ratification. Abstentions and broker non-votes have the practical effect of reducing the number of affirmative votes required to obtain a majority vote for each matter by reducing the total number of shares voted from which the majority is calculated.

Advisory Vote on Executive Compensation

At the Corporation’s 2014 Annual Meeting, the shareholders approved, on an advisory basis, the compensation of the named executive officers, as disclosed in the Corporation’s Proxy Statement for the 2014 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission (the “SEC”), including the 2013 Summary Compensation Table and the other related tables and disclosures. At the Corporation’s 2011 Annual Meeting, the shareholders also voted to conduct an advisory vote on the Corporation’s executive compensation for named executive officers every three years.

Accordingly, the Board has determined that the next shareholder advisory vote on executive compensation will take place at the Corporation’s 2017 Annual Meeting, and the next shareholder advisory vote on the frequency by which shareholders will vote on executive compensation will also take place at the 2017 Annual Meeting.

GOVERNANCE OF THE COMPANY

Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices which the Board and senior management believe promote this purpose, are sound, and represent best practices.

Board Leadership Structure

The Corporation separates the roles of Chief Executive Officer (“CEO”) and Chairman of the Board (the “Chairman”) in recognition of the differences between the two roles. The CEO is responsible for setting the strategic direction for the Corporation and the day to day operation and performance of the Corporation, while the Chairman provides guidance to the CEO, sets the agenda for Board meetings and presides over meetings of the Board. Mr. Robert E. Bull, our Chairman, has been a director for over 53 years, including serving as Chairman for the past 33 years. The Board believes the separated roles of CEO and Chairman are in the best interest of shareholders because it promotes both strategic development and facilitates information flow between management and the Board, both essential for effective governance.

The Corporation’s Board oversees all business, property and affairs of the Corporation. The Chairman and the Corporation’s officers keep the members of the Board informed of the Corporation’s business through discussions at Board meetings and by providing them with reports and other materials. The directors of the Corporation also serve as the directors of the Corporation’s wholly-owned bank subsidiary, First Keystone Community Bank, upon election by the Corporation.

Currently, our Board has ten members. Based on the qualifications for independence established under the SEC and NASDAQ standards for independence, John E. Arndt, J. Gerald Bazewicz, Don E. Bower, Joseph B. Conahan, Jr., Jerome F. Fabian, and David R. Saracino meet the standards for independence. Only independent directors serve on our Audit Committee.

In determining the Directors’ independence, the Board considered loan transactions between the Bank and the directors, their family members and businesses with whom they are associated, as well as any contributions made to non-profit organizations with whom they are associated.

Risk Management

The Board’s role in the Corporation’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Corporation, including operational, financial, legal and regulatory, and strategic and reputational risks. The Board receives reports from the various committees of the Board. When a committee presents a report to the full Board, the Chairman of the relevant committee leads the discussion. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. As part of its charter, the Audit Committee discusses the policies with respect to risk assessment and management.

Diversity

In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by shareholders, the Board has determined that the nominees must have the right diversity. The Board seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. This includes the candidate’s integrity, business acumen, age, experience, commitment, diligence, conflicts of interest and the ability to act in the interests of all shareholders. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis protected by law.

CODE OF ETHICS

As required by law and regulation, in 2003 the Corporation adopted the Directors and Senior Management Code of Ethics (the “Code of Ethics”) to be applicable to our directors and senior management. The Code of Ethics is posted on our website at www.firstkeystonecorporation.com, and was filed with the SEC as exhibit 99.1 on Form 8-K on August 27, 2013.

COMMITTEES OF THE BOARD OF DIRECTORS

The Corporation’s Board of Directors has, at present, an Audit Committee.

Audit Committee. Members of the Audit Committee, during 2014, were David R. Saracino, Chairman, J. Gerald Bazewicz, Don E. Bower, and Jerome F. Fabian, each of whom the Board has determined satisfies the SEC and NASDAQ independence and audit committee qualification standards. The Audit Committee met five times during 2014.

The principal duties of the Audit Committee are set forth in its charter which is available on our website at www.firstkeystonecorporation.com under the governance documents menu. The duties include reviewing significant audit and accounting principles, policies and practices, reviewing performance of internal auditing procedures, reviewing reports of examination received from regulatory authorities and recommending annually, to the Board, the engagement of an independent registered public accounting firm.

The Board has determined that David R. Saracino is an “audit committee financial expert” and “independent” as defined under applicable SEC and NASDAQ rules. The Board deemed Mr. Saracino a “financial expert” as he possesses the following attributes:

•	An understanding of financial statements;
•	Proficiency in assessing the general utilization of such principles in connection with accounting for estimates, accruals and reserves;
•	Lengthy experience preparing, auditing, analyzing and evaluating financial statements;
•	Understanding of internal controls and procedures for financial reporting; and
•	Understanding of audit committee functions.

Oversight of Executive Compensation and Director Nominations

During 2014, the Corporation did not have formal nominating or compensation committees. The Board determined that it is appropriate for the Corporation not to have a nominating or compensation committee in view of the Corporation’s relative size, stability of the Corporation’s Board, and the historic involvement of the entire Board in the director selection process and in the compensation process. Because there is no formal nominating or compensation committee, the Corporation does not have a formal charter for such committees.

COMMITTEES OF THE BANK

The Bank’s Board maintains standing committees: trust, asset/liability management, marketing, loan administration, human resources, executive and building. The composition of these committees is described below:

Name	Trust	ALCO	Marketing	Loan Administration	Human Resources	Executive	Building
John E. Arndt	X		X	X	X*	X	X
J. Gerald Bazewicz		X		X	X	X	X
Don E. Bower			X	X*	X		X
Robert A. Bull	X	X	X	X	X		X*
Robert E. Bull	X	X	X	X	X	X*	X
Joseph B. Conahan, Jr.	X*	X	X		X		X
Jerome F. Fabian			X*	X	X		X
John G. Gerlach	X	X*	X		X	X	X
Matthew P. Prosseda	X	X	X	X	X		X
David R. Saracino		X		X	X	X	X
Number of Meetings Held in 2014	14	5	4	4	2	0	0

*Denotes Chairman of the Respective Committee.

Trust Committee - This committee ensures that all trust activities of the Bank are performed in a manner that is consistent with the legal instrument governing the account, prudent trust administration practices and approved trust policy.

Asset/Liability Committee (“ALCO”) - This committee reviews asset/liability committee reports and provides support and discretion in managing the Bank’s net interest income, liquidity and interest rate sensitivity positions.

Marketing Committee - This committee provides guidance to management in formulating marketing/sales plans and programs to assist in evaluating the performance of the Bank relative to these plans.

Loan Administration Committee - This committee monitors loan review and compliance activities. Also, the committee ensures that loans are made and administered in accordance with the Board’s loan policy.

Human Resources Committee - This committee helps ensure that a sound human resources management system is developed and maintained. This committee determines compensation for non-executive officers and employees. The entire Board acts as the Compensation Committee for the Corporation and determines compensation for the executive officers.

Executive Committee - This committee exercises the authority of the Board of Directors in the management of the business of the Bank between the dates of regular Board meetings if necessary.

Building Committee - This committee makes recommendations to the Board relating to the Bank’s physical assets, including both current and proposed physical assets.

Board Meetings and Attendance

The members of the Board of the Corporation also serve as members of the Board of Directors of the Bank. During 2014, the Corporation’s Board held 10 meetings. Each of the directors attended at least 75% of the combined total number of meetings of the Corporation’s Board and the committees of which he is a member. Although there is no formal policy, all directors are expected to attend the Annual Meeting. All Directors attended the 2014 Annual Meeting.

SHAREHOLDER OR INTERESTED PARTY COMMUNICATIONS

The Board does not have a formal process for shareholders or interested parties to send communications to the Board. Due to the infrequency of shareholder or interested party communications to the Board, the Board does not believe that a formal process is necessary. Any shareholders or interested party may communicate with the Board by sending a letter to: First Keystone Corporation, Board of Directors, c/o Corporate Secretary, 111 West Front Street, P.O. Box 289, Berwick, PA 18603. All communications so received from shareholders or other interested parties will be forwarded to the members of the Board or to the applicable director or directors if so designated by such communication.

Shareholders or interested parties who have concerns regarding accounting, improper use of Corporation assets, or ethical improprieties may report these concerns to the Audit Committee by sending an email to David R. Saracino, Audit Committee Chairman, at auditcommitteechairman@fkcbank.com.

SHAREHOLDER PROPOSALS AND NOMINATIONS

If a shareholder wants us to include a proposal in the Proxy Statement for presentation at our 2016 Annual Meeting, the proposal must be received at our principal executive office at 111 West Front Street, P.O. Box 289, Berwick, Pennsylvania 18603, no later than November 24, 2015. Any proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in Corporation-sponsored proxy materials. If a shareholder proposal is submitted to the Corporation after November 24, 2015, it is considered untimely; and, although the proposal may be considered at the Annual Meeting, the Corporation is not obligated to include it in the 2016 Proxy Statement.

The Corporation’s Board nominates individuals for the position of director. Neither the Corporation nor the Bank has a nominating committee. A shareholder who desires to propose an individual for consideration by the Board as a nominee for director, should submit a proposal in writing to the Secretary of the Corporation in accordance with Section 10.1 of the Corporation’s bylaws. Any shareholder who intends to recommend nomination of any candidate for election to the Board must notify the Secretary of the Corporation in writing not less than 45 days prior to the date of any meeting of shareholders called for the election of directors and must provide the specific information listed in Section 10.1 of the bylaws. You may obtain a copy of the Corporation’s bylaws by writing to John E. Arndt, Secretary, First Keystone Corporation, 111 West Front Street, P.O. Box 289, Berwick, Pennsylvania 18603. Specifically, a shareholder who recommends a director candidate for consideration to the Board must provide the candidate’s name, biographical data, and qualifications. A written statement from the candidate, consenting to be named as a candidate, and to serve as a director if nominated and elected, should accompany any such recommendation.

The process that the Board uses for identifying and evaluating nominees for director is as follows. When there is a vacancy on the Board, either through the retirement of a director or the Board’s determination that the size of the Board should be increased, nominations to fill that vacancy are made by current directors on the Board. The name of any individual recommended by the directors is provided to Chairman Robert E. Bull, who contacts the prospective director nominee and generally meets with him or her. The members of the Board then may meet with the prospective director nominee. If a nominee is qualified and will make a positive addition to the Board, the Board then nominates the candidate.

PROPOSAL NO. 1: ELECTION OF CLASS A DIRECTORS

The Corporation’s bylaws provide that its Board will manage the Corporation’s business. Sections 10.2 and 10.3 of the bylaws provide that the number of directors on the Board will not be less than 7 nor more than 25 and that the Board will be classified into 3 classes, each class to be elected for a term of 3 years. Within the foregoing limits, the Board may, from time to time, fix the number of directors and their classifications. No person 75 years or older may serve as director, with the exception of Mr. Robert E. Bull. Section 11.1 of the bylaws require that a majority of the remaining members of the Board, even if less than a quorum, will select and appoint directors to fill vacancies on the Board, and each person so appointed will serve as director until the expiration of the term of office of the class of directors to which he or she was appointed.

Section 10.3 of the bylaws provides for a classified Board with staggered three-year terms of office. Accordingly, at the 2015 Annual Meeting, three Class A Directors will be elected to serve for a three-year term and until their successors are properly elected and qualified. The Board of the Corporation has nominated the current Class A Directors to serve as Class A Directors for the next three-year term of office. The nominees for reelection this year are as follows:

•	Jerome F. Fabian, director since 1998;
•	John G. Gerlach, director since 2007; and
•	David R. Saracino, director since 2006.

Each nominee has consented to serve a three-year term of office and until his successor is elected and qualified.

Unless otherwise instructed, the proxy holders will vote the proxies for the election of these 3 director nominees. If any nominee should become unavailable for any reason, proxies will be voted in favor of a substitute nominee named by the Board of the Corporation. A majority of the directors of the Corporation, in office, may appoint a new director to fill any vacancy occurring on the Board for any reason, and the new director will serve until the expiration of the term of the class of directors to which he or she was appointed.

The Corporation’s Articles of Incorporation provide that cumulative voting rights do not exist with respect to the election of directors. Accordingly, each share of common stock entitles its owner to cast one vote for each nominee. For example, if a shareholder owns 10 shares of common stock, he or she may cast up to 10 votes for each director to be elected.

The Board of Directors recommends that shareholders vote FOR the election of the above-named director nominees.

INFORMATION AS TO DIRECTORS AND NOMINEES

The following selected biographical information about the directors and nominees for director is accurate as of March 2, 2015, and includes each person’s business experience for at least the past 5 years and the experience, qualifications and attributes or skills that led the Board to conclude that the person should serve as a director.

CURRENT CLASS A DIRECTORS WHOSE TERM EXPIRES IN 2015

AND NOMINEES FOR CLASS A DIRECTOR WHOSE TERM WILL EXPIRE IN 2018

Jerome F. Fabian	Mr. Fabian (age 72), is the President and owner of Tile Distributors of America, Inc., located in Wilkes-Barre, Pennsylvania. He has served as a director of the Corporation and the Bank since 1998. Mr. Fabian has been a successful entrepreneur with extensive sales and marketing experience.

John G. Gerlach	Mr. Gerlach (age 73), is the retired President of the Pocono division of First Keystone Community Bank and the former President of Pocono Community Bank. He has been a director of the Corporation and the Bank since 2007. Previously, he was a director of Pocono Community Bank since 1997. Mr. Gerlach has over 41 years of banking experience. He possesses strong banking knowledge and served on the Board of Directors of the Federal Reserve Bank of Philadelphia.

David R. Saracino	Mr. Saracino (age 70), is the former Vice President, Cashier, and Chief Financial Officer of First Keystone Community Bank. Mr. Saracino has served as a director of the Corporation and the Bank since 2006. He has excellent accounting skills and has been deemed our “financial expert” on the Audit Committee of the Corporation.

CLASS B DIRECTORS WHOSE TERM EXPIRES IN 2016

John E. Arndt	Mr. Arndt (age 53), is an insurance broker and the owner of Arndt Insurance Agency in Berwick, Pennsylvania. He has served as a director of the Corporation and the Bank since 1995. Mr. Arndt has 29 years of experience in the insurance field, including 20 years overseeing the management of his own insurance agency.

J. Gerald Bazewicz	Mr. Bazewicz (age 66), is the former President and Chief Executive Officer of the Corporation and the Bank. He has been the Vice Chairman of the Board of the Corporation and the Bank since 2012. He has served as a director of the Corporation and the Bank since 1986. Mr. Bazewicz has 41 years of banking experience and a strong financial background which includes a B.S. in Finance and an MBA in Finance.

Robert E. Bull (1)	Mr. Bull (age 92), now retired, practiced as an attorney at the law firm Bull, Bull & McDonald, LLP, of which he remains a partner. He has been the Chairman of the Board of the Corporation since 1983 and of the Bank since 1981. He has served as a director of the Corporation since 1983 and of the Bank since 1956. Mr. Bull has a strong understanding of our customer base and products which he acquired over five decades of service on our Board.

Joseph B. Conahan, Jr.	Dr. Conahan (age 71), is an Ophthalmologist and Managing Partner of Pocono Ambulatory Surgery Center. Dr. Conahan has been a director of the Corporation and the Bank since 2007. Previously, he was a director at Pocono Community Bank since 1998. Dr. Conahan has strong management skills and has served on the Board of Directors of a regional medical center.

CLASS C DIRECTORS WHOSE TERM EXPIRES IN 2017

Don E. Bower	Mr. Bower (age 66), is the President and owner of Don E. Bower, Inc., an excavation contracting corporation located in Berwick, Pennsylvania. He has been a director of the Corporation and the Bank since 2001. Mr. Bower has successfully developed his business over 40 years and has strong executive leadership and management experience.

Robert A. Bull (1)	Mr. Bull (age 62), is an attorney and partner at the law firm Bull, Bull, & McDonald, LLP. Mr. Bull has been a director of the Corporation and the Bank since 2006. He has been an attorney for 38 years and has become knowledgeable in banking since his law firm functions as the Corporation’s solicitor.

Matthew P. Prosseda	Mr. Prosseda (age 53), serves as the President and Chief Executive Officer of the Corporation and the Bank, a position he has held since 2012. He has served as a director of the Corporation and the Bank since 2012. Previously, Mr. Prosseda was the Chief Executive Officer of the Corporation and the Bank from 2010 to 2012. Prior to that date, Mr. Prosseda served as Executive Vice President and Assistant Secretary from 2005 until 2010.

(1)Robert E. Bull is the father of Robert A. Bull.

SHARE OWNERSHIP

Principal Owners

As of March 2, 2015, the Board knows of no person or entity who owns of record or who is known to be the beneficial owner of more than 5% of the Corporation’s outstanding common stock.

Beneficial Ownership by Officers, Directors and Nominees

The following table sets forth, as of March 2, 2015, the amount and percentage of the outstanding common stock beneficially owned by each director, nominee for director, and other named executive officers of the Corporation. The table also indicates the total number of shares owned by all directors, nominees for director, and named executive officers of the Corporation and the Bank as a group. A person owns his or her shares directly as an individual unless otherwise indicated.

	Number of
Name	Shares Owned[1,2]		Percentage[3]
Nominees for Class A Directors
(to serve until 2018)
And Class A Directors
Jerome F. Fabian	51,856	[4]	―	%
John G. Gerlach	9,477	[5]	―	%
David R. Saracino	8,825	[6]	―	%

Class B Directors (to serve until 2016)
John E. Arndt	18,074	[7]	―	%
J. Gerald Bazewicz	32,471	[8]	―	%
Robert E. Bull	163,301	[9]	2.93%
Joseph B. Conahan, Jr.	62,891	[10]	1.13%

Class C Directors (to serve until 2017)
Don E. Bower	94,658	[11]	1.70%
Robert A. Bull	99,215	[12]	1.78%
Matthew P. Prosseda	9,634	[13]	―	%

Named Executive Officers
Diane C.A. Rosler	2,883	[14]	―	%
Elaine A. Woodland	2,864	[15]	―	%
Matthew W. Mensinger	288	[16]	―	%
John O’Reilly	129	[17]	―	%

All Directors and Named Executive
Officers as a Group (14 Persons in Total)	556,566		10.00%

1The securities “beneficially owned” by an individual are determined in accordance with the definitions of “beneficial ownership” set forth in the General Rules and Regulations of the SEC and may include securities owned by or for the individual’s spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after March 2, 2015. Beneficial ownership may be disclaimed as to certain of the securities.

2Information furnished by the directors and the Corporation.

3Less than 1% unless otherwise indicated. Based on 5,567,872 shares outstanding as of March 2, 2015.

4Includes 631 shares held individually by Mr. Fabian, 32,075 shares by the Jerome F. Fabian Trust Under Agreement for which Mr. Fabian exercises dispositive power, and 19,150 shares held jointly with his spouse.

5Includes 1,250 shares held individually by Mr. Gerlach and 8,227 shares held jointly with his spouse.

6Includes 8,825 shares held individually by Mr. Saracino.

7Includes 15,126 shares held individually by Mr. Arndt, 2,026 shares held individually by his spouse, and 922 shares held as custodian for his children.

8Includes 25,912 shares held individually by Mr. Bazewicz and 6,559 shares held jointly with his spouse.

9Includes 57,595 shares held individually by Mr. R.E. Bull, 5,932 shares held by Bull, Bull & McDonald, LLP, a law firm of which Mr. Bull is a partner, 83,670 shares held by the Sara E. Bull Decedent Estate Trust of which Mr. Bull is the trustee, and 16,104 shares held by the Starrling Bull Estate of which Mr. Bull is Executor.

10Includes 41,449 shares held individually by Dr. Conahan and 21,442 shares held jointly with his spouse.

11Includes 92,855 shares held individually by Mr. Bower, 855 shares held jointly with his spouse, and 948 shares held as custodian for his grandchildren. Includes 25,426 pledged shares.

12Includes 36,407 shares held individually by Mr. R.A. Bull, 5,932 shares held by Bull, Bull & McDonald, LLP, a law firm of which Mr. Bull is a partner, 53,065 shares held jointly with his spouse, and 3,811 shares held individually by his spouse.

13Includes 6,687 shares held individually by Mr. Prosseda and 2,947 shares held in his Bank 401(k) plan.

14 Includes 1,986 shares held individually by Ms. Rosler and 897 shares held in her Bank 401(k) plan.

15 Includes 686 shares held individually by Ms. Woodland, 109 shares held jointly with her spouse, 1,569 shares held in her Bank 401(k) plan and 500 shares which may be purchased upon the exercise of stock options.

16Includes 26 shares held in Mr. Mensinger’s Bank 401(k) plan and 262 shares which may be purchased upon the exercise of stock options.

17Includes 129 shares held individually by Mr. O’Reilly.

DIRECTORS’ COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards	Option Awards	Non-Equity Incentive Plan Compen- sation	Change in Pension Value and Non-qualified Deferred Compen- sation Earnings ($)	All Other Compen-sation ($)		Total ($)
John E. Arndt	36,600	―	―	―	―	―		36,600
J. Gerald Bazewicz	33,400	―	―	―	26,594	45,000	[1]	104,994
Don E. Bower	30,400	―	―	―	―	―		30,400
Robert A. Bull	37,600	―	―	―	―	―		37,600
Robert E. Bull	41,100	―	―	―	―	―		41,100
Joseph B. Conahan, Jr.	35,200	―	―	―	―	―		35,200
Jerome F. Fabian	30,800	―	―	―	―	―		30,800
John G. Gerlach	35,200	―	―	―	―	―		35,200
David R. Saracino	32,400	―	―	―	13,269	28,000	[1]	73,669

1Represents deferred compensation payments made under a salary continuation agreement.

Compensation of Directors

During 2014, each member of the Corporation’s Board received $800 for his attendance at the Annual Meeting. Other corporate Board meetings met concurrently with the Bank’s Board, and directors received no additional compensation. The Bank’s directors received $800 for each director’s meeting attended. Non-employee directors received a $5,000 retainer and $400 for each committee meeting attended. Chairman Bull received an annual stipend of $1,500, Vice Chairman Bazewicz received an annual stipend of $1,000, and Secretary Arndt received an annual stipend of $1,000. Each director is allowed three paid absences during the fiscal year for Board of Directors’ meetings; however, committee meetings must be attended to receive compensation. Each director is also entitled to reimbursement for out-of-pocket expenses to attend meetings. In the aggregate, the Board received $332,700 for all Board meetings and committee meetings attended in 2014, including all fees and stipends paid to all directors in 2014.

Messrs. Bazewicz and Saracino are parties to salary continuation agreements which were entered into when each respective individual was a key employee of the Bank. Both agreements vested upon the executive’s retirement after age 60. Both individuals receive benefits for a total of twenty years in the amount disclosed above.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Corporation’s financial reporting process on behalf of the Board. In that connection, the committee, along with the Board, has formally adopted an audit committee charter setting forth its responsibilities.

Management has the primary responsibility for the financial statements and the reporting process including the systems of internal control. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report on Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The committee reviewed with BDO USA, LLP, the Corporation’s independent registered public accounting firm, who are responsible for expressing an opinion on the Corporation’s financial statements, their judgments as to the quality, not just the acceptability, of the Corporation’s accounting principles and such other matters as are required to be discussed with the committee in accordance with standards of the Public Company Accounting Oversight Board (United States) (PCAOB). In addition, the committee has discussed with BDO USA, LLP, the matters required to be discussed by PCAOB Auditing Standard No. 16 “Communications with Audit Committees”. We have also received from BDO USA, LLP, written disclosures and a letter concerning the firm’s independence with respect to the Corporation, as required by Rule 3520 of the PCAOB.

The committee discussed the overall scope and plans for their audits with the Corporation’s internal auditors and BDO USA, LLP. The committee meets with the internal auditors and BDO USA, LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation’s internal controls and the overall quality of the Corporation’s financial reporting. The committee held 5 meetings during fiscal year 2014.

In reliance on the reviews and discussions referred to above, the committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the Securities and Exchange Commission.

The committee and the Board have approved the selection of BDO USA, LLP as the Corporation’s independent registered public accounting firm for 2015 as detailed in Proposal No. 2: Ratification of Independent Registered Public Accounting Firm.

CHANGES IN CORPORATION’S CERTIFYING ACCOUNTANT

On February 11, 2014, the Audit Committee and the Board of Directors of the Corporation appointed BDO USA, LLP (“BDO”) as the Corporation’s new independent registered public accounting firm for and with respect to the year ending December 31, 2014 and dismissed J. H. Williams & Co., LLP (“J. H. Williams”) from that role.

The reports of J. H. Williams on the Corporation’s financial statements as of and for the years ended December 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of an opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Corporation’s two most recent fiscal years and the subsequent interim period preceding J. H. Williams dismissal, there were: (i) no disagreements with J. H. Williams on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of J. H. Williams, would have caused it to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements for the Corporation; and, (ii) no “reportable events”, as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Corporation provided J. H. Williams with a copy of the above disclosures prior to filing a Form 8-K prior with the U.S. Securities and Exchange Commission (“SEC”) and requested to furnish to the Corporation a letter addressed to the SEC stating that it agrees with the statements made above. A copy of J. H. Williams’s letter dated February 13, 2014 was attached as Exhibit 16.1 to the Form 8-K.

During the Corporation’s two most recently completed fiscal years and through the date of the Corporation’s appointment of BDO, the Corporation did not consult with BDO regarding: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Corporation’s consolidated financial statements, and no written or oral advice was provided by BDO that was an important factor considered by the Corporation in reaching a decision as to accounting, auditing, or financial reporting issues; or, (ii) any matter that was either the subject of a disagreement or event, as set forth in Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K.

Aggregate fees billed to the Corporation and the Bank by BDO USA, LLP for services rendered during the year ended December 31, 2014 and J. H. Williams & Co., LLP during the year ended December 31, 2013 were as follows:

	Year Ended December 31,
	2014	2013

Audit fees[1]	$119,696	$107,000
Tax fees[2]	12,523	10,000
Total	$132,219	$117,000

___________________

1Audit Fees include fees billed for professional services rendered for the audit of the Corporation’s annual consolidated financial statements, audit of internal control in accordance with Section 404 of the Sarbanes-Oxley Act, and review of consolidated financial statements included in the Quarterly Reports on Form 10-Q, including out of pocket expenses provided by BDO USA, LLP in 2014 and J. H. Williams & Co., LLP in 2013.

2Tax Fees include fees billed for professional services rendered by BDO USA, LLP in 2014 and J. H. Williams & Co., LLP in 2013 for tax compliance. These services include preparation of Federal and State Annual Tax Returns for the Corporation and the Bank.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee pre-approves all audit and permissible non-audit services provided to the Corporation. BDO USA, LLP served as the Corporation’s independent registered public accounting firm for the year 2014. These services may include audit services, audit related services, tax services, and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific Board approved budget. In addition, the Audit Committee may also pre-approve particular services on a case by case basis. For each proposed service, the independent registered public accounting firm is required to provide a detailed engagement letter.

The committee is comprised of four directors, all of whom are considered “independent” as defined by SEC Rules and NASDAQ listing standards. The Board has determined that no member of the committee has a relationship with the Corporation that should interfere with his independence from the Corporation or its management.

The foregoing report has been furnished by the current members of the committee.

Members of the Audit Committee

David R. Saracino, Chairman

J. Gerald Bazewicz

Don E. Bower

Jerome F. Fabian

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Board serves as the Compensation Committee for the Bank and develops the Bank’s and the Corporation’s executive compensation policy. The Board also determines the named executive officers’ individual compensation.

For the year 2014, the named executive officers were:

Matthew P. Prosseda, Chief Executive Officer and President

Diane C.A. Rosler, Chief Financial Officer

Elaine A. Woodland, Chief Operating Officer

Matthew W. Mensinger, Director of Lending

John O’Reilly, Senior Trust Officer

Compensation Objectives and Program Design

For the fiscal year 2014, executive compensation included base salary, the opportunity for cash bonuses through the Management Incentive Compensation Plan (the “Plan”), and the ability to participate in the Bank’s health and welfare plans and the Bank’s retirement plan.

The compensation program is designed to reward the named executive officers based on their respective level of assigned management responsibilities and individual performance levels.

The basic mission of the Corporation’s executive compensation policy is to provide executives with a competitive compensation package that attracts and retains qualified executives while placing a portion of total pay at risk. The at risk element of compensation, the Management Incentive Compensation Plan, may have no value or may be worth less than the target value if goals are not met.

Executive Officers’ Role in Determining Compensation

The Board, acting as the Compensation Committee, considers information provided by the Chief Executive Officer in determining the appropriate level of compensation for other named executive officers. Individual performance objectives are set by the Chief Executive Officer and a year-end appraisal on each named executive officer prepared by the Chief Executive Officer is reviewed by the Board. No named executive officer attends those portions of the Board meetings during which his or her performance is evaluated or his or her compensation is being determined.

The Chief Executive Officer is present during the discussions regarding other named executive officers’ performance and compensation, but is not present during the discussion of his performance and compensation.

Compensation Consultant

In 2014, a compensation consultant did not play a role in setting compensation or advising on specific compensation. The Compensation Committee reviewed the L. R. Webber Associates, Inc.’s 2014 Salary/Benefits for Financial Institutions Survey (“the Survey”) to acquaint itself with current trends and practices in compensation.

Benchmarking

The Corporation does not specifically benchmark compensation to other institutions. However, the Compensation Committee did review the data contained in the Survey. The Survey provides information in general ranges by job position including certain executives. The peer group of financial institutions chosen by the Board for purposes of making a comparative analysis of executive compensation does include some of the same financial institutions incorporated in the peer group established to compare shareholder returns as indicated in the performance graph included in the Annual Report on Form 10-K.

The financial institutions chosen for the Survey included sixteen banks with assets generally between $600 million and $1 billion with headquarters located in Northeastern and Central Pennsylvania. They included:

•	Citizens and Northern Bank (Wellsboro)
•	Dime Bank (Honesdale)
•	Ephrata National Bank (Ephrata)
•	ESSA Bank & Trust (Stroudsburg)
•	First Citizens Community Bank (Mansfield)
•	First Columbia Bank and Trust Co. (Bloomsburg)
•	First National Community Bank (Dunmore)
•	Honesdale National Bank (Honesdale)
•	Mauch Chunk Trust Company (Jim Thorpe)
•	Mid Penn Bank (Millersburg)
•	Mifflinburg Bank and Trust Company (Mifflinburg)
•	Muncy Bank and Trust Company (Muncy)
•	Northumberland National Bank (Northumberland)
•	Penn Security Bank & Trust (Scranton)
•	Peoples State Bank of Wyalusing (Wyalusing)
•	West Milton State Bank (Milton)

After reviewing the base salaries and benefits provided in the Survey, no adjustments to compensation were made in 2014, other than the normal annual salary increases. The goal of the Corporation is to compensate at approximately the average range mid-point for each job classification with the at risk portion of compensation rewarding favorable overall bank earnings performance. Four of the five named executive officers’ compensation fall below the mid-point range.

Shareholder Vote

The Compensation Committee reviewed and considered the shareholder response to the Say-On-Pay Vote at the 2014 Annual Meeting. For 2014, the Compensation Committee acknowledged and considered the shareholders’ approval of the Corporation’s and Bank’s compensation policies and did not make any adjustments thereto.

Elements Of Compensation

Base Salary

The executive compensation established by the Compensation Committee is based upon its overall subjective assessment of the value of the services provided by each named executive officer with consideration given to performance factors and peer group compensation information as discussed in Benchmarking above.

For the base salary paid to named executive officers other than the Chief Executive Officer, the Compensation Committee considers information provided by the Chief Executive Officer as to each executive officer’s level of individual performance, contribution to the organization, scope of responsibilities, salary history and general market levels gathered from the Survey.

For the base salary paid to the Chief Executive Officer, the Compensation Committee, with the Chief Executive Officer not being present, considers his performance level, the results of management decisions made by him and the earnings of the organization. The Compensation Committee reviews the return on assets and return on equity when making the subjective determination of whether or not the Chief Executive Officer’s base pay should be at the median, below the median, or above the median provided in the compensation survey. No particular weight is assigned to any of the foregoing individual performance factors and no specific performance targets are used in determining whether an increase in base salary is warranted.

Decisions regarding base salary are made without consideration of other forms of compensation provided. Cash bonuses are intended to provide additional incentive to the named executive officers to achieve a higher level of success. Adjusting the base salary to correspond with the amount of the bonuses would defeat the purpose of having at risk compensation.

Cash Bonuses

The purpose of the Plan is to provide incentives and awards to top management employees who, through high levels of performance, contribute to the success and profitability of the bank. Participation in the Plan is limited to the executive management team. This management team includes the following functional job titles: Chief Executive Officer, Chief Operating Officer, Senior Vice President and Chief Financial Officer, Executive Vice President and Director of Lending, and Vice President and Senior Trust Officer. The management incentive pool created after the achievement of a required budget net income is distributed to the executive management team as follows:

Chief Executive Officer	40%
Chief Operating Officer	20%
Senior Vice President and Chief Financial Officer	8%
Executive Vice President and Director of Lending	8%
Vice President and Senior Trust Officer	8%

The Plan serves as a short-term incentive that aligns executive pay with the annual performance of the Corporation and is earned through the achievement of overall annual earnings objectives. It aligns management’s interests with those of the shareholders because, generally, the higher the net income for the year, the larger the bonuses paid to management. The Plan is also designed to support organizational objectives and financial goals, as defined by the Bank’s Strategic and Financial Plans, by making available additional, variable and contingent incentive compensation.

The Plan was established to augment regular salary and benefits programs already in existence. It is not meant to be a substitute for salary increases, but as a supplement to salary, and, as stated earlier, as an incentive for performance that contributes to outstanding levels of achievement of the Bank.

In order to mitigate any potential risk associated with the Plan, the computation of incentive awards may be audited by the independent registered public accountants of the Bank, and the Board may take into account any factors that it deems relevant in the determination of the incentive pool. Under the Plan, the Board of Directors elected not to award bonuses for the year 2014. The Board elected not to grant management incentive payments for 2014 due to the level of operating income in comparison to budgeted amounts.

Supplemental Employee Retirement Plan

The Supplemental Employee Retirement Plan (the “SERP”) rewards certain named executive officers for their long-term contributions to the Bank. To encourage Mr. Prosseda and Ms. Woodland to continue their employment with the Bank retirement, the Compensation Committee believed it to be in the best interests of the Corporation and Bank to enter into salary continuation agreements with them. The agreements were also established to reward them for past and future services to the Corporation. The Compensation Committee believes the income benefit amounts are reasonable and consistent with regulatory compensation standards. Another benefit to the Bank from providing the SERP is that it contains a restrictive covenant prohibiting the executive from competing with the Bank while receiving benefits under the SERP, except after a change of control.

Employee Benefits Provided to Eligible Employees

All named executive officers participate in the Bank’s retirement plan and health and welfare plans that are offered to other eligible employees of the Bank. Retirement and health and welfare benefits are not tied to Corporation, Bank, or individual performance. The cost of providing such benefits is not taken into account when determining specific salaries of the named executive officers and is seen as a cost of doing business.

Retirement Plan

The Compensation Committee believes that it is essential for employees to save for retirement and as such has provided all employees a vehicle through which to do so by maintaining a 401(k) plan, which has a combined tax qualified savings feature and profit sharing feature.

Health and Welfare Plans

Group life insurance, group disability, vision benefits and health insurance are available to all employees, as well as an IRS Section 125 plan. Such plans are standard in the industry and in the geographic area for all industries and necessary to compete for talented employees at all levels of the Corporation. Named executive officers participate in these plans under the same terms and conditions as other employees.

Health insurance premiums are partially paid by employees through payroll deductions for the employee share of the health care cost.

Triggering Events In Contracts

Presently, there are no named executive officers who are parties to employment or consulting agreements with the Corporation.

Under the SERP to which both Mr. Prosseda and Ms. Woodland are parties, the triggering events are change of control, retirement, disability, involuntary termination and death.

The Compensation Committee believes that the triggering events in these agreements are appropriate in that they encourage executives to act in the best interests of the shareholders in evaluating any change of control opportunities and it keeps the executives focused on running the Corporation in the face of real or rumored corporate transactions. The Compensation Committee also believes that it is appropriate to provide the named executive officers a benefit under the SERP in the event the executive becomes disabled and a benefit to his or her beneficiaries in the event of his or her death as consideration for the executive’s past employment with the Bank. Additionally, as the SERP is a benefit upon which the executive will rely upon for retirement income, the Compensation Committee understands that it is important to provide the executive with a reduced benefit under the SERP if the executive’s employment is terminated before retirement age and no benefit if the executive is terminated for cause.

Accounting and Tax Treatments

Sections 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation paid in one year to highly compensated employees to $1 million. Given the current level of compensation, the Compensation Committee does not feel that it is necessary to have a formal policy with regard to Section 162(m). There were no accounting or tax treatments which were considered in establishing the Compensation Policy.

Material Differences in Named Executive Officers’ Compensation

The named executive officers are compensated based upon their respective position and longevity with the Bank. All named executive officers participate in the retirement and health insurance benefits provided to all employees on the same terms as all other employees. The difference in the named executive officers’ base salary is premised upon their position, experience, and individual performance. Only Mr. Prosseda and Ms. Woodland are provided SERP agreements as a result of Mr. Prosseda’s role as President and Chief Executive Officer and as a result of Ms. Woodland’s current role as Chief Operating Officer.

Policy on Equity Ownership and Hedging

The Corporation does not have a policy on equity ownership at this time. However, as illustrated in the Beneficial Ownership by Officers, Directors and Nominees, all named executive officers are beneficial owners of stock of the Corporation. The Corporation also does not have a hedging policy at this time.

Conclusion

The Compensation Committee believes the amount and types of compensation provided to the named executive officers are competitive and appropriate for the Corporation to attain its short and long-term objectives and goals. The compensation programs are designed to provide an incentive to the named executive officers on both a short-term and long-term basis. The programs have been tailored by the Corporation so that the various elements of compensation align the interests of our shareholders and those of the named executive officers to maximize shareholder value.

Compensation Committee Report

The Board, acting as the Compensation Committee, has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the review and discussions, the Board concluded that the Compensation Discussion and Analysis be included in the Corporation’s Proxy Statement.

Board of Directors

Robert E. Bull, Chairman	Robert A. Bull
J. Gerald Bazewicz, Vice Chairman	Dr. Joseph B. Conahan, Jr.
Matthew P. Prosseda, President	Jerome F. Fabian
John E. Arndt, Secretary	John G. Gerlach
Don E. Bower	David R. Saracino

EXECUTIVE COMPENSATION

During the beginning of 2014, the Board conducted a risk assessment of the Bank’s compensation program. The Board concluded that the program is balanced, does not motivate imprudent risk taking, and is not reasonably likely to have a material adverse effect on the Bank.

The following table shows information concerning the annual and long-term compensation for services rendered in all capacities to the Corporation and the Bank for the fiscal year ended December 31, 2014 of those persons who were:

•	all individuals who served as the Principal Executive Officer and Principal Financial Officer during 2014; and
•	the other 3 most highly compensated named executive officers of the Corporation and the Bank at December 31, 2014 whose total compensation exceeded $100,000.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)

Matthew P. Prosseda	2014	218,219	―	―	―	31,391	36,378	[1]	285,988
Chief Executive Officer	2013	216,300	―	―	―	29,568	47,468	[1]	293,336
	2012	210,000	30,060	―	―	27,850	38,175	[1]	306,085

Diane C.A. Rosler	2014	113,006	―	―	―	―	8,128	[2]	121,134
Chief Financial Officer	2013	111,000	―	―	―	―	12,356	[2]	123,356
	2012	108,000	6,680	―	―	―	11,550	[2]	126,230

Elaine A. Woodland	2014	152,651	―	―	―	17,191	11,449	[3]	181,291
Chief Operating Officer	2013	147,000	―	―	―	16,193	16,136	[3]	179,329
	2012	142,695	6,680	―	―	15,252	15,020	[3]	179,647

Matthew W. Mensinger	2014	114,161	―	―	―	―	3,996	[4]	118,157
Director of Lending	2013	105,648	―	―	―	―	7,924	[4]	113,572
	2012	107,032	―	―	―	―	7,492	[4]	114,524

John O’Reilly	2014	99,670	―	―	―	―	7,477	[5]	107,147
Senior Trust Officer	2013	89,862	―	―	―	―	9,436	[5]	99,298
	2012	90,489	―	―	―	―	9,049	[5]	99,538

1Amounts shown for Mr. Prosseda in 2014 include $20,000 in director fees, $8,740 401(k) matching and $7,638 401(k) profit sharing award, in 2013 $21,600 in director fees, $7,391 401(k) matching and $18,477 401(k) profit sharing award and in 2012 $13,800 in director fees, $7,313 401(k) matching contribution and $17,062 401(k) profit sharing award.

2Amounts shown for Ms. Rosler in 2014 include $4,173 401(k) matching and $3,955 401(k) profit sharing award, in 2013 $3,530 401(k) matching and $8,826 401(k) profit sharing award and in 2012 $3,465 401(k) matching contribution and $8,085 401(k) profit sharing award.

3 Amounts shown for Ms. Woodland in 2014 include $6,106 401(k) matching and $5,343 401(k) profit sharing award, in 2013 $4,610 401(k) matching and $11,526 profit sharing award and in 2012 $4,506 401(k) matching contribution and $10,514 401(k) profit sharing award.

4Amounts shown for Mr. Mensinger in 2014 include $3,996 401(k) profit sharing award, in 2013 $7,924 profit sharing award and in 2012 $7,492 401(k) profit sharing award.

5 Amounts shown for Mr. O’Reilly in 2014 include $3,989 401(k) matching and $3,488 401(k) profit sharing award, in 2013 $2,696 401(k) matching contribution and $6,740 401(k) profit sharing award and in 2012 $2,715 401(k) matching contribution and $6,334 401(k) profit sharing award.

401(k) Plan

The Bank maintains a 401k Plan which has a combined tax qualified savings feature and profit sharing feature for the benefit of its employees. Effective January 1, 2014, the plan became a Safe Harbor Plan and provides matching benefits to employees who are 21 years of age upon their entry date into the plan after completing three months of service. Under the savings feature, the Bank makes safe harbor matching contributions of 100% of the first 3% of compensation an employee contributes to the plan and 50% of the next 2% of compensation an employee contributes to the plan. In 2013 and 2012, the plan agreement provided that the Bank matched employee deferrals to the plan up to 3% of their respective eligible compensations.

Additionally, the Bank may make a discretionary profit sharing contribution annually to the plan. Contributions made by the Bank to the plan are allocated to participants, who are aged 21 and have completed at least one year of service, in the same portion that each participant’s compensation bears to the aggregate compensation of all participants. Each participant in the plan is 100% vested at all times. Benefits are payable under the plan upon termination of employment, disability, death or retirement.

Of the $710,803 total expenses during 2014, $47,428 was credited among the individual accounts of the 5 named executive officers of the Bank: Mr. Prosseda with $16,378, Ms. Rosler with $8,128, Ms. Woodland with $11,449, Mr. Mensinger with $3,996 and Mr. O’Reilly with $7,477. Mr. Prosseda has been a member of the plan for 9 years, Ms. Rosler for 23 years, Ms. Woodland for 7 years, Mr. Mensinger for 15 years and Mr. O’Reilly for 9 years.

Aggregated Options, Grants or Exercises in 2014 Year-End Option Values

The Corporation’s 1998 Stock Option Plan expired pursuant to its terms. Therefore, there were no granted stock options in 2014. There was also no exercise of options previously granted in 2014.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2014

The Corporation’s 1998 Stock Option Plan expired in 2008. Under the terms of the plan, options were granted for shares of the Corporation’s common stock based on the market value at the date of grant and may be exercised six months after date of grant and expire ten years from the date of grant. The closing price of the stock as of December 31, 2014 was $24.65.

	Option Awards
Name	Number of Securities Underlying Unrestricted Options (#) Exercisable	Number of Securities Underlying Unrestricted Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unrestricted Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

Matthew P. Prosseda Chief Executive Officer	―	―	―	―	―

Diane C.A. Rosler Chief Financial Officer	―	―	―	―	―

Elaine A. Woodland Chief Operating Officer	500	―	―	16.75	12/27/17

Matthew W. Mensinger Director of Lending	262	―	―	20.95	09/27/15

John O’Reilly Senior Trust Officer	―	―	―	―	―

OPTION EXERCISES DURING 2014

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)

Matthew P. Prosseda Chief Executive Officer	―	―

Diane C.A. Rosler Chief Financial Officer	―	―

Elaine A. Woodland Chief Operating Officer	―	―

Matthew W. Mensinger Director of Lending	―	―

John O’Reilly Senior Trust Officer	―	―

Supplemental Employee Retirement Plan

The Corporation currently maintains a Supplemental Employee Retirement Plan (“SERP”) covering two of the Bank’s named executive officers, Matthew P. Prosseda and Elaine A. Woodland. The SERP, which is a salary continuation agreement, provides that if the executive officer continues to serve as an officer of the Bank until a stated retirement age of 62 years for Mr. Prosseda and 63 years for Ms. Woodland, the Bank will pay 240 guaranteed consecutive monthly payments for Mr. Prosseda and 180 guaranteed consecutive monthly payments for Ms. Woodland commencing on the first day of the month following the officer’s respective 62nd or 63rd birthday and the termination of employment in the amounts indicated below. The established retirement benefit under the SERP for Mr. Prosseda and Ms. Woodland will be $4,167 per month and $2,083 per month, respectively, and is not subject to change.

If the executive officer attains their stated retirement age, but dies before receiving all of the guaranteed monthly payments, then the Bank will make the remaining payments to the officer’s beneficiary. In the event the officer dies while serving as an officer, prior to his or her stated retirement age, the Bank will remit the guaranteed monthly payment to the officer’s beneficiary commencing the month following the executive’s death. In the event of a change of control and the termination of the officer’s employment, the guaranteed monthly payments will commence the month following the executive’s termination of service. Generally, no benefit will be paid if the executive officer voluntarily terminates employment prior to attaining the stated retirement age or is terminated for cause.

The SERP allows the executive officers to achieve a retirement income percentage that is more consistent with their experience and years of service to the Bank. The plan objective is to provide the executive officers with a final wage replacement ratio of approximately 75% of projected final salary including projected benefits from the Bank 401(k) Plan, social security, and salary continuation provided through the agreement.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Matthew P. Prosseda Chief Executive Officer	SERP	9	198,845	―
Elaine A. Woodland Chief Operating Officer	SERP	7	96,368	―

Post Termination Benefits

The following tables and discussion outlines the payments which would have been made to each named executive officer had a termination event occurred on December 31, 2014.

Matthew P. Prosseda

The Board may, in its sole discretion, award Mr. Prosseda a pro-rata amount in the event of his retirement, death or disability under the Management Incentive Compensation Plan.

Termination for Cause and Voluntary Termination. If Mr. Prosseda’s employment is terminated for “Cause” as defined in the SERP or he voluntarily terminates his employment, the Corporation shall be obligated to make the following payment.

	Termination for Cause ($)	Voluntary Termination ($)

Supplemental Employee Retirement Plan	―	―

Termination Without Cause - Before a Change of Control. If Mr. Prosseda’s employment is terminated “Without Cause,” as defined in the SERP, he would be entitled to receive the following payment.

Termination Without Cause ($)

Supplemental Employee Retirement Plan	29,150* annual benefit

*SERP benefit would be paid in 12 equal monthly payments of approximately $2,429 for 240 months commencing the month following the officer’s 62nd birthday.

Death or Disability. In the event of a termination of employment as a result of Mr. Prosseda’s death or disability, his dependents, beneficiaries or estate, as the case may be, will receive the following payments.

	Death ($)	Disability ($)

Supplemental Employee Retirement Plan	50,000* annual benefit	198,845

Life Insurance Proceeds	437,000	―

*SERP benefit under death would be paid to the beneficiary in monthly payments of approximately $4,167 for 240 months commencing the month following the executive’s death. The SERP benefit under disability shall be paid in a lump sum 60 days after the executive’s termination of employment.

Termination Upon or After a Change in Control. If a “Change of Control” as defined in the SERP occurs, Mr. Prosseda shall be entitled to the following payment.

Change of Control ($)

Supplemental Employee Retirement Plan	50,000* annual benefit

*The SERP benefit under a change of control would be paid in monthly payments of approximately $4,167 for 240 months commencing the month following the executive’s termination of service.

Diane C.A. Rosler

The Board of Directors may, in its sole discretion, award Ms. Rosler a pro-rata amount in the event of her retirement, death or disability under the Management Incentive Compensation Plan.

Termination for Cause and Voluntary Termination. If Ms. Rosler’s employment is terminated for “Cause” or she voluntarily terminates her employment, the Corporation would not be obligated to make any payments.

Termination Without Cause - Before a Change of Control. If Ms. Rosler’s employment is terminated “Without Cause,” the Corporation would not be obligated to make any payments.

Death or Disability. In the event of a termination of employment as a result of Ms. Rosler’s death or disability, her dependents, beneficiaries or estate, as the case may be, will receive the following payment.

	Death ($)	Disability ($)

Life Insurance Proceeds	226,000	―

Termination Upon or After a Change in Control. If a “Change of Control” occurs, the Corporation would not be obligated to make any payments to Ms. Rosler.

Elaine A. Woodland

The Board may, in its sole discretion, award Ms. Woodland a pro-rata amount in the event of her retirement, death or disability under the Management Incentive Compensation Plan.

Termination for Cause and Voluntary Termination. If Ms. Woodland’s employment is terminated for “Cause” as defined in the SERP or she voluntarily terminates her employment, the Corporation shall be obligated to make the following payments.

	Termination for Cause ($)	Voluntary Termination ($)

1998 Stock Incentive Plan	3,950	3,950

Supplemental Employee Retirement Plan	―	―

Termination Without Cause - Before a Change of Control. If Ms. Woodland’s employment is terminated “Without Cause” as defined in SERP, she would be entitled to receive the following payments.

Termination Without Cause ($)

1998 Stock Incentive Plan	3,950

Supplemental Employee Retirement Plan	14,689* annual benefit

*SERP benefit would be paid in 12 equal monthly payments of approximately $1,224 for 180 months commencing the month following the officer’s 63rd birthday.

Death or Disability. In the event of a termination of employment as a result of Ms. Woodland’s death or disability, her dependents, beneficiaries or estate, as the case may be, will receive the following payments.

	Death ($)	Disability ($)

1998 Stock Incentive Plan	3,950	3,950

Supplemental Employee Retirement Plan	25,000* annual benefit	96,368

Life Insurance Proceeds	308,000	―

*SERP benefit under death would be paid to the beneficiary in monthly payments of approximately $2,083 for 180 months commencing the month following the executive’s death. The SERP benefit under disability shall be paid in a lump sum 60 days after the executive’s termination of employment.

Termination Upon or After a Change in Control. If a “Change of Control” as defined in the SERP occurs, Ms. Woodland shall be entitled to the following payments.

Change of Control ($)

1998 Stock Incentive Plan	3,950

Supplemental Employee Retirement Plan	25,000* annual benefit

*The SERP benefit under a change of control would be paid in monthly payments of approximately $2,083 for 180 months commencing the month following the executive’s termination of service.

Matthew W. Mensinger

The Board may, in its sole discretion, award Mr. Mensinger a pro-rata amount in the event of his retirement, death or disability under the Management Incentive Compensation Plan.

Termination for Cause and Voluntary Termination. If Mr. Mensinger’s employment is terminated for “Cause” or he voluntarily terminates his employment, the Corporation shall be obligated to make the following payment.

	Termination for Cause ($)	Voluntary Termination ($)

1998 Stock Incentive Plan	970	970

Termination Without Cause - Before a Change of Control. If Mr. Mensinger’s employment is terminated “Without Cause,” he would be entitled to receive the following payment.

Termination Without Cause ($)

1998 Stock Incentive Plan	970

Death or Disability. In the event of a termination of employment as a result of Mr. Mensinger’s death or disability, his dependents, beneficiaries or estate, as the case may be, will receive the following payments.

	Death ($)	Disability ($)

1998 Stock Incentive Plan	970	970

Life Insurance Proceeds	234,000	―

Termination Upon or After a Change in Control. If a “Change of Control” occurs, Mr. Mensinger shall be entitled to the following payment.

Change of Control ($)

1998 Stock Incentive Plan	970

John O’Reilly

The Board may, in its sole discretion, award Mr. O’Reilly a pro-rata amount in the event of his retirement, death or disability under the Management Incentive Compensation Plan.

Termination for Cause and Voluntary Termination. If Mr. O’Reilly’s employment is terminated for “Cause” or he voluntarily terminates his employment, the Corporation would not be obligated to make any payments.

Termination Without Cause - Before a Change of Control. If Mr. O’Reilly’s employment is terminated “Without Cause,” the Corporation would not be obligated to make any payments.

Death or Disability. In the event of a termination of employment as a result of Mr. O’Reilly’s death or disability, his dependents, beneficiaries or estate, as the case may be, will receive the following payments.

	Death ($)	Disability ($)

Life Insurance Proceeds	180,000	―

Termination Upon or After a Change in Control. If a “Change of Control” occurs, the Corporation would not be obligated to make any payments to Mr. O’Reilly.

Compensation Committee Interlocks and Insider Participation

The Board, which includes Matthew P. Prosseda, President and Chief Executive Officer, functions as the Compensation Committee. For compensation paid to executive officers other than the Chief Executive Officer, the Board of Directors considers information provided by the Chief Executive Officer. For compensation paid to the Chief Executive Officer, the Board of Directors, with Mr. Prosseda not being present, determines his compensation, as outlined above under “Base Salary”.

In 2014, none of the members of the Compensation Committee, with the exception of Matthew P. Prosseda, President and Chief Executive Officer, has served as an officer or employee of the Corporation or its subsidiary, nor did any of them have any relationship with the Corporation requiring disclosure under Item 404 of Regulation S-K of the SEC. In addition, none of the executive officers served as a director of another entity, or as a member of the Compensation Committee or other committee serving an equivalent function of another entity at any time during 2014.

Related Person Transactions

Related person transactions are subject to approval by the Board of Directors.

In deciding whether to approve a related person transaction the following factors may be considered:

•	information about the goods or services proposed to be or being provided by or to the related party or the nature of the transactions;
•	the nature of the transactions and the costs to be incurred by the Corporation or payments to the Corporation;
•	an analysis of the costs and benefits associated with the transaction and a comparison of comparable or alternative goods or services that are available to the Corporation from unrelated parties; and
•	the business advantage the Corporation would gain by engaging in the transaction.

To receive approval, the related person transaction must be on terms that are fair and reasonable to the Corporation, and that are as favorable to the Corporation as would be available from non-related entities in comparable transactions.

There have been no material transactions between the Corporation or the Bank, nor any material transactions proposed, with any director or executive officer of the Corporation or the Bank, or any associate of these persons. The Corporation and the Bank have engaged in and intend to continue to engage in banking and financial transactions in the ordinary course of business with directors and officers of the Corporation and the Bank and their associates on comparable terms and with similar interest rates as those prevailing from time to time for other customers of the Corporation and the Bank.

Total loans outstanding and commitments from the Corporation and the Bank at December 31, 2014, to the Corporation’s and the Bank’s named executive officers and directors as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more was $6,416,000, or approximately 6.0% of the total equity capital. Loans to such persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the lender, and did not involve more than the normal risk of collectability or present other unfavorable features. All loans are current and being paid as agreed. The largest aggregate amount of indebtedness outstanding at any time during fiscal year 2014 to the named executive officers and directors of the Corporation and the Bank, and their affiliates as a group was $7,808,000. The aggregate amount of outstanding indebtedness as of the latest practicable date, March 2, 2015, to the above described group was $7,114,000.

PRINCIPAL OFFICERS OF THE BANK AND THE CORPORATION

The following table presents selected information as of March 2, 2015, about the executive officers of the Bank and Corporation, each of whom is elected by the Board and each of whom holds office at the discretion of the Board:

	Age as of	Office and Position	Office and Position
Name	March 2, 2015	with the Bank	with the Corporation

Robert E. Bull	92	Chairman of the Board since 1981	Chairman of the Board since 1983

J. Gerald Bazewicz	66	Vice Chairman of the Board since 2012	Vice Chairman of the Board since 2012

Matthew P. Prosseda	53	President and CEO since 2012	President and CEO since 2012

John E. Arndt	53	Secretary since 2006	Secretary since 2006

Diane C.A. Rosler	50	Chief Financial Officer since 2007	Chief Financial Officer since 2007

LEGAL PROCEEDINGS

In the opinion of the management of the Corporation and its banking subsidiary, there are no proceedings pending to which the Corporation or the Bank is a party to, or which their property is subject, which, if determined adversely to the Corporation or the Bank, would have a material effect on their undivided profits or financial condition. There are no proceedings pending other than routine litigation incident to the business of the Corporation and the Bank. In addition, to the Board’s knowledge, no government authorities have initiated, threatened to initiate, or contemplated any material proceedings against the Corporation or the Bank.

PROPOSAL NO. 2: RATIFICATION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In 2014, all audit and tax fees associated with BDO USA, LLP’s services were approved by the Audit Committee.

BDO USA, LLP served as the Corporation’s independent registered public accounting firm for the 2014 fiscal year, assisted the Corporation and the Bank with preparation of their federal and state annual tax returns, and provided assistance in connection with regulatory matters, charging the Bank for services at its customary hourly billing rates. Representatives of BDO USA, LLP will attend the Annual Meeting of Shareholders, will have the opportunity to make a statement and are expected to be available to respond to any questions.

The Board has appointed BDO USA, LLP, Certified Public Accountants, located at 945 East Park Drive, Suite 103, Harrisburg, Pennsylvania 17111, as the Corporation’s independent registered public accounting firm for its 2015 fiscal year. The Board proposes that shareholders ratify this selection. BDO USA, LLP has advised the Corporation that none of its members has any financial interest in the Corporation. Ratification of BDO USA, LLP will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting by Shareholders entitled to vote.

In the event that the shareholders do not ratify the selection of BDO USA, LLP as the Corporation’s independent registered public accounting firm for the 2015 fiscal year, another accounting firm may be chosen to provide independent audit services for the 2015 fiscal year.

The Board of Directors recommends that the shareholders vote FOR the ratification of the selection of BDO USA, LLP as the independent registered public accounting firm for the Corporation for the year ending December 31, 2015.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s directors, executive officers and shareholders who own more than 10% of the Corporation’s outstanding equity stock to file initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Corporation with the SEC. Based solely on its review of copies of Section 16(a) forms received by it, or written representations from reporting persons that no Forms 5 were required for those persons, the Corporation believes that during the period January 1, 2014 through December 31, 2014, its officers, directors and reporting shareholders were in compliance with all filing requirements applicable to them.

INFORMATION REQUESTS

A copy of the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 may be obtained, at no cost, by contacting Cheryl Wynings, Investor Relations, First Keystone Corporation, 111 West Front Street, P.O. Box 289, Berwick, PA 18603, telephone: (570) 752-3671, extension 1175.

OTHER MATTERS

The Board does not know of any matters to be presented for consideration other than the matters described in the accompanying Notice of Annual Meeting of Shareholders, but if any matters are properly presented, the persons named in the accompanying proxy intend to vote on the matters as they determine to be in the best interest of the Corporation.

First Keystone CORPORATION

IMPORTANT ANNUAL MEETING INFORMATION

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 5, 2015.

Vote by Internet

- Go to **www.investorvote.com/FKYS**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card 1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:

	For	Withhold
01 - Jerome F. Fabian	☐	☐
02 - John G. Gerlach	☐	☐
03 - David R. Saracino	☐	☐

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	For	Against	Abstain
2. To Ratify the selection of BDO USA, LLP as the Independent Auditors for the Corporation for the year ending December 31, 2015.	☐	☐	☐

3. Other business which might come before the meeting.

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

First Keystone CORPORATION

Proxy — First Keystone Corporation

Notice of 2015 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 5, 2015

Marlene Eckrote and Carmelita Cleaver, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of First Keystone Corporation to be held on May 5, 2015 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposal 1, FOR Proposal 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)